Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Three Months Ended December 31, 2011

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 968	$ 1,040	$ 90	$ 463	$ 162	$ (119)	$ 2,604

Cost of Sales and Other Expenses	(589)	(824)	(108)	(348)	(108)	92	(1,885)

Litigation (Expense) Adjustment	(4)	(2)	-	(1)	(2)	2	(7)

Depreciation & Amortization	(106)	(85)	(15)	(26)	(13)	(3)	(248)

Equity Earnings Recorded Before Income Tax	-	-	-	13	-	-	13

Other Income (Expense), Net	24	4	(1)	1	4	12	44

Income (Loss) Before Interest & Tax (1)	293	133	(34)	102	43	(16)	521

Net Interest Expense (2)	(39)	(17)	(1)	(14)	(9)	(38)	(118)

Income Tax (Expense) Benefit	(83)	(37)	29	(18)	(10)	22	(97)

Equity Earnings Recorded Net of Income Tax	-	-	-	7	-	-	7

Earnings Attributable to Noncontrolling Interests	(13)	-	-	(7)	-	(1)	(21)

Earnings (Losses)	$ 158	$ 79	$ (6)	$ 70	$ 24	$ (33)	$ 292

Three Months Ended December 31, 2010

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 804	$ 1,030	$ 293	$ 88	$ 157	$ (27)	$ 2,345

Cost of Sales and Other Expenses	(525)	(832)	(217)	(59)	(110)	(4)	(1,747)

Litigation (Expense) Adjustment	(6)	11	(2)	-	-	12	15

Depreciation & Amortization	(98)	(79)	(18)	(12)	(13)	(4)	(224)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	(10)	11	-	(27)	(26)

Other Income (Expense), Net	28	4	(1)	2	1	24	58

Income (Loss) Before Interest & Tax (1)	203	134	45	30	35	(26)	421

Net Interest (Expense) Income (2)	(38)	(16)	3	(8)	(11)	(43)	(113)

Income Tax (Expense) Benefit	(42)	(44)	(5)	10	(6)	70	(17)

Equity Earnings Recorded Net of Income Tax	-	-	-	7	-	-	7

Earnings Attributable to Noncontrolling Interests	(18)	-	-	-	-	-	(18)

Earnings	$ 105	$ 74	$ 43	$ 39	$ 18	$ 1	$ 280

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Year Ended December 31, 2011

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other		Total

Revenues	$ 3,373	$ 3,816	$ 886	$ 1,443		$ 714	$ (196)		$ 10,036

Cost of Sales and Other Expenses	(2,177)	(2,994)	(667)	(1,076)		(479)	116		(7,277)

Litigation (Expense) Adjustment	(19)	(5)	(4)	(2)		(8)	1		(37)

Depreciation & Amortization	(422)	(331)	(70)	(92)		(51)	(12)		(978)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	(6)	43		-	(28)		9

Other Income, Net	79	13	-	297	(1)	3	15		407

Income (Loss) Before Interest & Tax (2)	834	499	139	613		179	(104)		2,160

Net Interest Expense (3)	(147)	(69)	(5)	(46)		(38)	(142)		(447)

Income Tax (Expense) Benefit	(237)	(143)	3	(70)		(42)	123		(366)

Equity Earnings Recorded Net of Income Tax	-	-	-	52		-	-		52

Earnings Attributable to Noncontrolling Interests	(19)	-	-	(22)		-	(1)		(42)

Earnings (Losses)	$ 431	$ 287	$ 137	$ 527		$ 99	$ (124)		$ 1,357

Year Ended December 31, 2010

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other		Total

Revenues	$ 3,049	$ 3,822	$ 1,172	$ 350		$ 711	$ (101)		$ 9,003

Cost of Sales and Other Expenses	(1,993)	(3,007)	(866)	(246)		(519)	22		(6,609)

Litigation (Expense) Adjustment	(18)	10	(145)	(1)		(4)	(11)		(169)

Depreciation & Amortization	(381)	(309)	(65)	(44)		(51)	(17)		(867)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	(12)	43		-	(323)	(4)	(292)

Other Income, Net	10	12	9	55		3	51		140

Income (Loss) Before Interest & Tax (2)	667	528	93	157		140	(379)		1,206

Net Interest (Expense) Income (3)	(141)	(66)	3	(21)		(47)	(158)		(430)

Income Tax (Expense) Benefit	(173)	(176)	7	(26)		(25)	291		(102)

Equity Earnings Recorded Net of Income Tax	-	-	-	49		-	-		49

Losses Attributable to Noncontrolling Interests	16	-	-	-		-	-		16

Earnings (Losses)	$ 369	$ 286	$ 103	$ 159		$ 68	$ (246)		$ 739

(1) Includes gain of $277 million related to remeasurement of equity method investments.

(2) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(4) Includes $305 million write-down of our investment in RBS Sempra Commodities.